UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________

FORM 8-K
____________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2019

__________________________________________

WESTMORELAND RESOURCE PARTNERS, LP
(Exact Name of Registrant as Specified in Charter)
__________________________________________

Delaware	001-34815	77-0695453
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9540 South Maroon Circle, Suite 300 Englewood, CO	80112
(Address of Principal Executive Offices)	(Zip Code)

(855) 922-6463
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry into a Material Definitive Agreement.
As previously disclosed, on January 22, 2019, Westmoreland Resource Partners, LP (the “Company”) and certain of its wholly owned subsidiaries (together with the Company, the “Sellers”) entered into an Asset Purchase Agreement (the “Stalking Horse Purchase Agreement”) with Sabine Pass Coal Company, LLC, a Virginia limited liability company and Merida Natural Resources, LLC, a Virginia limited liability company, as guarantor, for the sale of all of the assets primarily related to the Sellers’ mining complexes consisting of the mines commonly referred to as Cadiz, Tuscarawas, Belmont, New Lexington, Noble, Plainfield, Muhlenberg and Tusky, which the Company commonly refers to in the aggregate as “Oxford” and certain other assets primarily related to the Oxford mining complexes (such mining complexes and assets collectively, the “Oxford Assets”). The Stalking Horse Purchase Agreement was subject to the Sellers’ consideration of higher or otherwise better competing bids, and the Sellers were permitted to continue to receive and consider competing bids prior to the confirmation of the Stalking Horse Purchase Agreement by the United States Bankruptcy for the Southern District of Texas (the “Bankruptcy Court”).
On January 30, Sellers received a bid from CCU Coal and Construction, LLC, an Ohio limited liability company (“CCU” and such bid, the “Topping Bid”), that was higher and better than the Stalking Horse Purchase Agreement.
On February 1, 2019, the Company conducted an auction with respect to the sale of the Company’s Oxford mine and related assets. The prevailing bidder was CCU. Later on February 1, 2019, the Sellers and CCU entered into an Asset Purchase Agreement in respect of the prevailing bid (the “Asset Purchase Agreement”) providing for the sale of the Oxford Assets. On February 5, 2019, the Bankruptcy Court entered an order approving the sale of the Oxford Assets pursuant to the Asset Purchase Agreement. The consummation of the transactions contemplated by the Asset Purchase Agreement is subject to customary closing conditions.
The Asset Purchase Agreement is filed herewith as Exhibit 2.1. It is incorporated herein by reference, and the foregoing description of the terms of the Asset Purchase Agreement is qualified in all respects by the actual text of the Asset Purchase Agreement.
Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description
2.1
Asset Purchase Agreement, dated as of February 1, 2019, by and among CCU Coal and Construction, LLC, an Ohio limited liability company, Westmoreland Resource Partners, LP, a Delaware limited partnership, and the directly and indirectly wholly owned subsidiaries of the Company party thereto.*

* Exhibits omitted pursuant to item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted exhibit to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTMORELAND RESOURCE PARTNERS, LP

Date: February 6, 2019	By:	/s/ Jennifer S. Grafton
Jennifer S. Grafton Chief Legal Officer